SCHEDULE II
LITIGATION SCHEDULE
New York Attorney General Investor Protection Bureau Masking Settlement 3/22/2018

On March 22, 2018, the Attorney General of the State of New York Investor Protection Bureau ("NYAG") alleged that Bank of America Corporation ("BAC") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") (1) concealed from its institutional clients that orders were routed to and executed by "electronic liquidity providers," (2) misstated the composition of orders and trades in its dark pool, and (3) did not accurately describe its use of a proprietary "venue ranking" analysis, in violation of the Martin Act and Executive Law § 63(12).  In connection with the agreement, BAC and MLPF&S agreed (1) not to engage, or attempt to engage, in conduct in violation of any applicable laws, including but not limited to the Martin Act and Executive Law § 63(12); (2) to pay a penalty in the amount of $42,000,000; and (3) provide the NYAG a summary of the review of its electronic trading policies and procedures.

BANA Servicemembers Civil Relief Act Settlement 5/29/2015

On May 29, 2015, the Office of the Comptroller of the Currency of the United States of America ("OCC") issued an Order to Cease and Desist and Order of Assessment of a Civil Money Penalty (together, the "Orders") against Bank of America, N.A. ("BANA") relating to the Servicemembers Civil Relief Act ("SCRA") and BANA's sworn document and collections litigation practices.  In the Orders, the OCC identified (i) unsafe or unsound practices in connection with BANA's efforts to comply with the SCRA, (ii) SCRA violations, and (iii) unsafe or unsound practices in connection with BANA's sworn document and collections litigation practices.  Regarding the SCRA, the Orders stated BANA failed to have effective policies and procedures to ensure compliance with SCRA; failed to devote sufficient financial, staffing, and managerial resources to ensure proper administration of its SCRA compliance processes; failed to devote to its SCRA compliance processes adequate internal controls, compliance risk management, internal audit, third party management, and training; and engaged in violations of the SCRA.  Regarding the sworn document and collections litigation process, the Orders stated that BANA filed or caused to be filed in courts affidavits executed by its employees or employees of third party service providers making assertions that, in many cases, were not based on personal knowledge or review of relevant books and records; filed or caused to be filed in court affidavits when BANA did not follow proper notary procedures; failed to devote sufficient financial, staffing, and managerial resources to ensure proper administration of its sworn document and collections litigation processes; and failed to sufficiently oversee outside counsel and other third-party providers handling sworn document and collections litigation services.  In the Orders, BANA agreed to pay a civil money penalty in the total amount of $30 million, has begun corrective action, and is committed to taking all necessary and appropriate steps to remedy the deficiencies, unsafe or unsound practices, and violations of law identified by the OCC, and to enhance its SCRA compliance practices and sworn document and collections litigation practices.  Specifically, BANA agreed to: (a) appoint and maintain a compliance committee to monitor and oversee BANA's compliance with the Orders and to approve measures to ensure compliance; (b) submit an acceptable plan containing a complete description of the actions to achieve compliance with the Orders; (c) submit a written plan to effectively implement an enterprise-wide compliance risk management program regarding compliance with all applicable laws, regulations, and regulatory guidance; (d) conduct a written, comprehensive assessment of its risk in SCRA compliance operations, including but not limited to, operational, compliance, legal, and reputational risks; (e) submit acceptable written plans to ensure its compliance with the SCRA and with regard to collections litigation; (f) submit plans to conduct a SCRA review and a collections litigation review of accounts, SCRA and collections litigation remediation, and SCRA internal audit; (g) submit policies and procedures for SCRA third party management and improvements to its management information systems for SCRA compliance activities, and to provide certain reports to the compliance committee; (h) submit written plans, programs, policies, and procedures required by the Orders; and (i) submit a written progress report dealing the form and manner of all actions taken to secure compliance with the provision of the Orders and the results thereof.  In settlement of this matter, BANA consented and agreed to the issuance of the Orders, which the OCC has determined to accept and has issued.  BANA neither admits nor denies the findings in the Orders.

BAC Foreign Exchange Settlement 5/20/2015

On May 20, 2015, the Board of Governors of the Federal Reserve System ("FRB") issued an Order to Cease and Desist and Order of Assessment of a Civil Money Penalty against BAC relating to its foreign exchange ("FX") activities ("Order") from 2008 through 2013.  The Order states that (a) BAC lacked adequate firm-wide governance, risk management, compliance and audit policies and procedures to ensure that certain of the firm's FX activities complied with safe and sound banking practices, applicable U.S. laws and regulations, including policies and procedures to prevent potential violations of the U.S. commodities, antitrust and criminal fraud laws, and applicable internal policies; (b) BAC's deficient policies and procedures prevented BAC from detecting and addressing periodic conduct by BANA's traders relating to certain communications by these traders; and (c) as a result of deficient policies and procedures described above, BAC engaged in unsafe and unsound banking practices.  In the Order, BAC agreed to pay a civil money penalty in the total amount of $205 million and continue to implement additional improvements in its internal controls, compliance, risk management, and audit programs for the FX activities in order to comply with BAC policies, safe and sound banking practices, and applicable U.S. laws/regulation. Specifically, BAC agreed: (a) BAC shall submit a written plan to improve senior management's oversight of BAC's compliance with applicable U.S. laws/regulations and internal policies in connection with certain wholesale trading and sales activities; (b) BAC shall submit an enhanced written internal controls and compliance program to comply with applicable U.S. laws/regulations with respect to certain wholesale trading and sales activities; (c) BAC shall submit a written plan to improve its compliance risk management program with regard to compliance with applicable U.S. laws/regulations with respect to certain wholesale trading and sales activities; (d) BAC management shall annually conduct a review of compliance policies and procedures applicable to certain wholesale trading and sales activities and their implementation and an appropriate risk-focused sampling of other key controls for certain wholesale trading and sales activities; (e) BAC shall submit an enhanced written internal audit program with respect to compliance with U.S. laws/regulations in certain wholesale trading and sales activities; and (f) BAC shall not in the future directly or indirectly retain any individual as an officer, employee, agent, consultant, or contractor of BAC or of any subsidiary who, based on the investigative record compiled by U.S. authorities, participated in the misconduct underlying the Order, has been subject to formal disciplinary action as a result of BAC's internal disciplinary review or performance review in connection with the conduct, and has either separated from BAC or any subsidiary thereof or had his/her employment terminated in connection with the conduct.  In settlement of this matter, BAC consented and agreed to the issuance of the Order, which the FRB has determined to accept and has issued.

NOTE:  In addition, Bank of America Corporation and certain of its affiliates, including MLPF&S and BANA, have been involved in a number of civil proceedings and regulatory actions which concern matters arising in connection with the conduct of its business.  Certain of such proceedings have resulted in findings of violations of federal or state securities laws.  Such proceedings are reported and summarized in the MLPF&S Form BD as filed with the SEC, which descriptions are hereby incorporated by reference.